================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM 8-KA

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 1, 1999


                            CASTLE ENERGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)


         0-10990                                        76-0035225
(Commission File Number)                   (I.R.S. Employer Identification No.)


  One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, PA 19087
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                                 (610) 995-9400
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



================================================================================

       Castle Energy Corporation ("Company") submits the following information:

ITEM 2.  Acquisition or Disposition of Assets

             On June 1, 1999, the Company consummated the purchase of the oil and gas properties of AmBrit Energy Corp. ("AmBrit"). The oil and gas properties include interests in approximately 230 oil and gas wells in Alabama, Louisiana, Mississippi, Montana, New Mexico, Oklahoma, Texas and Wyoming, as well as undrilled acreage in several of these states. The gross purchase price was $22,000,000. Such purchase price was decreased by net production revenue during the period January 1, 1999, the effective date, to May 31, 1999. The Company estimates the adjusted purchase to approximate $20,886,000 after all transactions from January 1, 1999 to May 31, 1999 have been accounted for. A final accounting is expected not later than September 1, 1999. The Company used corporate cash to fund the acquisition.

ITEM 7.  Financial Statements and Exhibits

         a.  Historical Financial Statements of Assets Acquired:

             1. Consolidated Financial Statements of AmBrit Energy Corp. for the Year Ended December 31, 1998.
             2. Consolidated Financial Statements of AmBrit Energy Corp. for the Period October 1, 1998 to March 31, 1999.

         b.  Proforma Financial Information

             1.   Explanation of Proforma Financial Statements
             2.   Proforma Consolidated Balance Sheet - March 31, 1999
             3. Proforma Consolidated Statement of Operations For the Year Ending September 30, 1998
             4. Proforma Consolidated Statement of Operations for the Period October 1, 1998 to March 31, 1999
             5.   Reconciliation Between UK and US Accounting Principles

                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CASTLE ENERGY CORPORATION


Date: August 11, 1999                    By:  /s/ RICHARD E. STAEDTLER
      -------------------                     ------------------------
                                                  Richard E. Staedtler
                                                  Chief Financial Officer

                                                                   Exhibit 7.a.1

                               AMBRIT ENERGY CORP
                               REPORT AND ACCOUNTS
                                DECEMBER 31, 1998

Report of the Auditor, KPMG Audit Pic

We have audited the financial statements on pages 2 to 9.

Respective responsibilities of AmBrit Energy Corp and KPMG Audit Plc
In accordance with the terms of our engagement letter, we have examined the attached summarised financial statements (as defined in the engagement letter) of AmBrit Energy Corp (the Company), as at December 31, 1998, and for the year then ended.

You will appreciate that the summarised financial statements have been prepared by, and are solely the responsibility of, the Company's management. As stated in our engagement letter, our engagement is subject to English law and subject to the exclusive jurisdiction of the courts of England and Wales. We accept no liability to any third party in respect of the work performed and our opinion on the summarised financial statements.

Basis of opinion
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts in the summarised financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the summarised financial statements, and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the summarised financial statements are free from material misstatement, whether caused by fraud or other irregularity or error.

Opinion
In our opinion the summarised financial statements present fairly the net assets of the Company as at December 31, 1998 and the loss of the Company for the year then ended, on the basis specified in the engagement letter and in conformity with United Kingdom generally accepted accounting standards.

This report is solely for the information and use of the Directors of the Company and is not to be quoted or referred to, in whole or in part, without our prior written consent.



/s/KPMG Audit Plc

KPMG Audit Plc
Chartered Accountants
Registered Auditor

London, 30 April 1999

                               AMBRIT ENERGY CORP
                             PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                Notes            1998              1997
                                                                -----         ---------           -------
                                                                               $   000            $   000
 Turnover                                                       1                8,999              8,933
                                                                               -------            -------
 COST OF SALES
  Production costs                                                              (3,629)            (2,887)
  Depletion of oil and gas interests                                            (4,220)            (2,850)
  Exceptional impairment of oil and gas interests               2               (2,490)                 -
                                                                               -------            -------

                                                                               (10,339)            (5,737)
                                                                               -------            -------

GROSS (LOSS)/PROFIT                                                             (1,340)             3,196
Administrative expenses                                                         (1,262)            (1,119)
Group management fees                                                             (210)              (210)
Income as operator                                                                 390                317
                                                                               -------            -------

OPERATING (LOSS)/PROFIT                                                         (2,422)             2,184
 Interest receivable and similar income                         3                  288                280
Interest payable and other charges                              4               (1,407)              (916)
                                                                               -------            -------
(LOSS)/PROFIT ON ORDINARY
ACTIVITIES BEFORE TAXATION                                                      (3,541)             1,548
Taxation                                                        5                    -                (41)
                                                                               -------            -------



 RETAINED (LOSS)/PROFIT FOR THE
 FINANCIAL YEAR                                                 12              (3,541)             1,507
                                                                               =======            =======



The movement in reserves are set out in Note 12.

The Company had no recognised gains or losses other than those in the profit and loss account.

All items dealt with in arriving at the operating (loss)/profit for 1998 and 1997 relate to operations which, while continuing in 1998 and 1997 are to be discontinued.

The result as shown in the profit and loss account is not materially different from the result on an unmodified historic cost basis.

                               AMBRIT ENERGY CORP
                       BALANCE SHEET AT DECEMBER 31, 1998

                                                       Notes                    1998                1997
                                                       -----                  --------             ------
                                                                              $    000            $    000
FIXED ASSETS
  Intangible exploration assets                           6                        184                 309
  Tangible assets                                         7                     19,723              18,700
                                                                              --------              ------
                                                                                19,907              19,009
CURRENT ASSETS
   Debtors                                                8                      6,259               5,612
   Cash at bank and in hand                                                        705                 550
                                                                              --------              ------
                                                                                 6,964               6,162
                                                                              --------              ------
CREDITORS - amounts falling
  due within one year                                    9                      (5,114)             (1,416)
                                                                              --------            --------
NET CURRENT ASSETS                                                               1,850               4,746
                                                                              --------            --------
TOTAL ASSETS LESS
  CURRENT LIABILITIES                                                           21,757              23,755
CREDITORS - amounts falling
  due after more than one year                           10                    (13,880)            (12,337)
                                                                              --------            --------
NET ASSETS                                                                       7,877              11,418
                                                                              ========            ========
CAPITAL AND RESERVES
  Called up share capital                                11                          -                   -
  Share premium account                                                         17,376              17,376
  Profit and loss account                                12                     (9,499)             (5,958)
                                                                              --------            --------
SHAREHOLDER'S FUNDS - EQUITY                                                     7,877              11,418
                                                                              ========            ========




These financial statements were approved by the Board of Directors on 30 April 1999 and were signed on its behalf by:


/s/N J Tamblyn

N J Tamblyn
Director
30 April 1999

                               AMBRIT ENERGY CORP
              NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED
                                DECEMBER, 31 1998

1.   ACCOUNTING POLICIES
     Accounting convention
     The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.

     Turnover
     Turnover comprises the value of sales of oil and gas produced from the Company's directly owned producing interests, net of sales taxes, together with other related income. All turnover by both destination and origin arises in the United States.

     Foreign currency translation
     Transactions with third parties are translated into dollars at the exchange rates prevailing at the date of each transaction. Assets and liabilities denominated in foreign currencies are translated into dollars at the rates of exchange ruling at the balance sheet date. An exchange gain or loss is dealt with through the profit and loss account.

     Deferred taxation
     Deferred tax is provided on the liability method on all timing differences to the extent that they are expected to crystallise in the foreseeable future. It is calculated at the rate at which it is estimated that tax will be payable.

     Oil and gas interests
     The full cost method of accounting is used to record interests in oil and gas properties. Under this method the acquisition cost of leaseholds and licences, legal costs in establishing title, geological and geophysical costs, attributable overheads and other direct costs of exploration, appraisal and development of oil and gas reserves are capitalised and accumulated in a single full cost pool.

     The costs of properties under appraisal, called intangible exploration assets, are assessed periodically to determine whether impairment has occurred or commerciality has been proven. When impairment has occurred, or when commerciality is determined and a decision to develop the field has been taken, these costs are transferred to tangible fixed assets.

     All tangible fixed assets and future development costs are depleted using the unit-of-production method, based on proved commercial reserves. Any changes in commercial reserve estimates are adjusted over the remaining life of the field from the start of the year. Any disposal proceeds are deducted from the cost pool.

     The net aggregate carrying value of intangible and tangible oil and gas interests are assessed for recoverability against the anticipated discounted future net cash flows to be derived from their estimated remaining commercial reserves. The assessment is made on the basis of future oil and gas prices and cost levels forecast at the balance sheet date. A provision is made by way of accelerated depreciation, where the aggregate carried value exceeds the discounted future net cash flows to be derived from its estimated remaining commercial reserves.

     Other tangible fixed assets
     Other tangible fixed assets are stated at cost less accumulated depreciation. Depreciation is provided on a straight line basis to write the cost of assets over their estimated useful lives at the following rates per annum.

     Fixtures and fittings  -  20 per cent    Motor vehicles  -  33 per cent

     Abandonment
     No provision is made for abandonment liabilities as the salvage values of equipment are projected to offset the costs of plugging and abandonment.

2.    EXCEPTIONAL ITEM

                                                                                       1998             1997
                                                                                      $  000            $ 000
                                                                                       -----            -----

      Impairment of oil and gas interests                                              2,490
                                                                                    ========           ======
      An impairment review was performed as at 31 December 1998 in accordance with the Company's policy. The introduction of FRS 11 during the year has required us to change the basis on which the test is performed. The key differences are the use of escalated oil and gas prices and costs levels in determining future net revenues and the requirement to discount the cash flows. Had the revised approach been followed in determining the 1997 results, no adjustment would have been necessary for impairment that year.

      The impairment write down of the Company's oil and gas assets reflects the impact of weak oil and gas pricing on their realisable value, net of the costs of realising the assets.

3.    INTEREST RECEIVABLE AND SIMILAR INCOME
                                                                                        1998             1997
                                                                                       $ 000            $ 000
                                                                                    --------           ------
      Inter-company interest receivable                                                  280              280
      Exchange gains                                                                       8                -
                                                                                    --------           ------
                                                                                         288              280
                                                                                    ========           ======
      4.  INTEREST PAYABLE AND OTHER CHARGES
                                                                                        1998             1997
                                                                                       $ 000           $ 1000
                                                                                    --------           ------
      Interest payable on bank overdrafts
         and loans wholly repayable within five years                                  1,201              646
      Inter-company interest payable                                                     206              246
      Exchange losses                                                                      -               24
                                                                                    --------           ------
                                                                                       1,407              916
                                                                                    ========           ======
 5.   TAXATION
                                                                                        1998             1997
                                                                                       $ 000            $ 000
                                                                                    --------           ------

      Adjustment relating to an earlier year                                               -               41
                                                                                    ========           ======



Due to the availability of taxation losses, the Company has no liability to deferred tax at December 31, 1998 (1997: Nil)

 6.   INTANGIBLE EXPLORATION ASSETS
                                                                                      $ 000
      Cost:
      As at January 1, 1998                                                            309
      Additions                                                                      2,235
      Transfer to tangible fixed assets                                             (2,360)
                                                                                     ------
      As at December 31, 1998                                                          184
                                                                                     ======

 7.   TANGIBLE FIXED ASSETS
                                                                  Fixtures,       Oil & gas
                                                                 fittings &       interests            Total
                                                             motor vehicles
                                                                      $ 000          $ 000             $ 000
                                                                      -----          -----             -----
        Cost:
        As at January 1, 1998                                          282          32,766            33,048
        Additions                                                       21           5,480             5,501
        Transfer from intangible exploration assets                      -           2,360             2,360
        Disposals                                                      (13)            (64)              (77)
                                                                    ------         -------           -------
        As at December 31, 1998                                        290          40,542            40,832
                                                                    ======         =======           =======
        Depletion & Depreciation:
        As at January 1, 1998                                          150          14,198            14,348
        Charge for the year                                             64           4,220             4,284
        Exceptional impairment charge                                    -           2,490             2,490
        Disposals                                                      (13)              -               (13)
                                                                    ------         -------           -------
        As at December 31, 1998                                        201          20,908            21,109
                                                                    ======         =======           =======
        Net book value:
        As at December 31, 1998                                         89          19,634            19,723
                                                                    ======         =======           =======



        As at January 1, 1998                                          132          18,568            18,700
                                                                    ======         =======           =======



 8.     DEBTORS
                                                                                        1998              1997
                                                                                       $ 000             $ 000
                                                                                       -----            ------
        Amounts falling due within one year:
        Trade debtors                                                                  2,218             1,672
        Prepayments and accrued income                                                   121               135
        Amounts due from ultimate holding company                                      1,057               202
                                                                                      ------            ------
                                                                                       3,396             2,009
                                                                                      ------            ------
        Amounts falling due after more than one year:
        Amounts due from intermediate holding company                                  2,863             3,093
        Amounts due from ultimate holding company                                          -               510
                                                                                      ------            ------
                                                                                       2,863             3,603
                                                                                      ------            ------
        Total Debtors                                                                  6,259             5,612
                                                                                      ======            ======

 9.     CREDITORS - amounts falling due within one year
                                                                                       1998              1997
                                                                                       $ 000             $ 000
                                                                                      ------            ------
        Bank loan (secured) (Note 10)                                                  2,800                 -
        Trade creditors                                                                  987             1,005
        Amount owed to ultimate holding company                                          760                 -
        Accruals                                                                         567               411
                                                                                      ------            ------
                                                                                       5,114             1,416
                                                                                      ======            ======


10.     CREDITORS - amounts falling due after more than one year



                                                                                       1998               1997
                                                                                      $  000             $ 000
                                                                                      ------            ------
        Bank loan (secured)                                                           11,910             9,320
        Amount owed to ultimate holding company                                        1,970             3,017
                                                                                      ------            ------
                                                                                      13,880            12,337
                                                                                      ======            ======



         Borrowings at December 31, 1998 were repayable as follows:

                                                                                      1998              1997
                                                                                     $ 000             $ 000
                                                                                    ------            ------
        Less than one year                                                           2,800                 -
        Between one and two years                                                        -             3,017
        Between two and five years                                                  11,910             9,320
                                                                                    ------            ------
                                                                                    14,710            12,337
                                                                                    ======            ======

         At 31 December 1998 the bank loans represented drawings against a $15.3 million facility of which a total of $14.7 million had been drawn at 31 December 1998. Interest was payable at a rate of 1/2% above US Prime Rate. The loan is secured on the Company's producing oil and gas assets and is repayable by 31 December 2002.

         Subsequent to the year end, the bank have reviewed the terms of the facility and reduced the facility to $14.7 million. At this time, had the bank determined the facility in accordance with their normal procedures used by the bank, the facility would have been $12.5 million. In light of the over advance the bank is due to perform a further redetermination of the facility at 1 July 1999, by which time they expect the over advance to be rectified. Additionally, until such time as the over advance is rectified, the interest rate will increase from 1/2% above US Prime Rate to 1 1/2% above US Prime Rate and the bank will require a monthly commitment reduction, effective 1 April 1999 of $200,000. The over advance and monthly commitment reductions due by 1 July 1999 are shown as due within one year.

         The amount owed to the ultimate holding company is repayable in three equal annual instalments commencing 8 July 1999. Interest is payable at a rate of 0.5% above US Prime Rate.

11.     CALLED UP SHARE CAPITAL
                                                                                      1998              1997
                                                                                     $ 000             $ 000
                                                                                     -----             -----

        Authorised
        1,000 (1997 : 1,000) shares of $1.00 each                                        1                 1
                                                                                   =======           =======

        Allotted, called-up and fully paid
        65 (1997 : 65) shares of $1.00 each                                              -                 -
                                                                                   =======           =======

 12.    PROFIT AND LOSS ACCOUNT

                                                                                      1998              1997
                                                                                     $ 000             $ 000
                                                                                   -------           -------
        As at January 1, 1998                                                       (5,958)           (7,465)
        (Loss)/profit for the financial year                                        (3,541)            1,507
                                                                                   -------           -------
        As at December 31, 1998                                                    (9,499)           (5,958)
                                                                                   =======           =======


13.    OBLIGATIONS UNDER LEASES

       The Company's annual commitments under non-cancellable operating leases, which are in respect of office space, are as follows:
                                                                                      1998              1997
                                                                                     $ 000             $ 000
                                                                                     -----              ----
       Expiring 1999-2000                                                               75                47
                                                                                     =====             =====

14.    POST BALANCE SHEET EVENTS

       On 1 April 1999, the Company entered into a conditional agreement to sell all its oil and gas interests to Castle Energy Corporation for a cash consideration of US$22 million with an effective date of I January 1999. Amongst other matters, the agreement is subject to approval by the ultimate Parent Company's shareholders and a Circular is being sent to shareholders in this respect.

       No material tax charge will result from the above transaction.

15. ULTIMATE PARENT COMPANY AND PARENT UNDERTAKING OF LARGER GROUP, OF WHICH THE COMPANY IS A MEMBER

       The Company is an indirect subsidiary undertaking of United Energy plc, a company incorporated in Great Britain and registered in England and Wales.

       The largest group in which the results of the Company are consolidated is that headed by United Energy Plc. These consolidated financial statements may be obtained from 51 The Promenade, Cheltenham, Glos., GL50 1PJ, UK.

                                                                         viia(2)


                               AmBrit Energy Corp
                              Financial Statements
                        October 1, 1998 - March 31, 1999
                                   (Unaudited)

                               AmBrit Energy Corp
                           Consolidated Balance Sheet
                                 March 31, 1999
                                ("000's" Omitted)
                                    Unaudited

                                                                        Assets
                                                                      ---------
                                  Assets
Current Assets:
     Cash                                                              $    543
     Receivables - affiliated companies                                   1,188
     Marketable securities
     Accounts receivable                                                  2,194
     Advance to joint venture
     Accounts receivable - other                                            134
                                                                       --------
                                                                          4,059

Fixed Assets:
     Oil and gas                                                         19,203
     Furniture, fixtures and vehicles                                        84
                                                                       --------
                                                                       $ 23,346
                                                                       ========


                          Liabilities and Equity
Current Liabilities:
     Accounts payable                                                  $    853
     Accrued expenses                                                       623
                                                                       --------
                                                                          1,476

Long Term Liability:
     Bank loans                                                          14,510
                                                                       --------
                                                                         15,986
                                                                       --------

Shareholders Equity:
     Common stock
     Paid in capital                                                     17,374
     Retained earnings                                                  (10,014)
                                                                       --------
                                                                          7,360
                                                                       --------
                                                                       $ 23,346
                                                                       ========

                                     AmBrit Energy Corp.
                             Consolidated Statement of Operations
                              October 1, 1998 to March 31, 1999
                                      ("000's" Omitted)
                                         (Unaudited)


Revenues:
   Oil and gas sales                                                    $ 4,455
   Operating fees                                                           183
                                                                        -------
                                                                          4,638
                                                                        -------

Costs and Expenses:
   Lease operating costs                                                  1,887
   Depletion                                                              2,280
   Asset impairment                                                       2,490
   General and administrative                                               780
                                                                        -------
                                                                          7,437
                                                                        -------

Net Income Before Tax Provision                                          (2,799)

Tax Provision
                                                                        -------

Net Income                                                              ($2,799)
                                                                        =======

                               AmBrit Energy Corp
                      Consolidated Statement of Cash Flows
                        October 1, 1998 to March 31, 1999
                                ("000's" Omitted)
                                    Unaudited



Net cash flow provided by operating activities                            $ 414
                                                                          -----

Cash flows from investing activities:
   Purchase of oil and gas properties                                       (95)
                                                                          -----
                                                                            (95)

Cash flows from financing activities:
   Bank repayments                                                         (200)
                                                                          -----
                                                                           (200)


Net increase (decrease) in cash and cash equivalents                        119
Cash and cash equivalents - beginning of period                             424
                                                                          -----
Cash and cash equivalents - end of period                                 $ 543
                                                                          =====
                                                                         viib(1)


EXPLANATION OF PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following proforma consolidated balance sheet and statements of operations of the Company reflect the proforma effects of the purchase of the oil and gas properties of AmBrit Energy Corp. ("Purchase") as if the Purchase had occurred on (i) March 31, 1999 for balance sheet purposes, (ii) October 1, 1997 for purposes of the statement of operations for the year ended September 30, 1998 and (iii) October 1, 1998 for purposes of the statement of operations for the six months ended March 31, 1999 under the purchase method of accounting. The proforma consolidated financial statements assume that the final adjusted purchase price will be $20,886,000. The Company financed the acquisition using working capital.


     The Proforma Consolidated Statements of the Company do not purport to represent what the Company's financial position or results of operations would actually have been if the purchase in fact had occurred on such dates or to project the Company's financial condition or results of operations as of any future date or for any future period. The proforma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The proforma consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company and notes thereto and the other financial information regarding the Company included in filings with the Securities and Exchange Commission made by the Company.

                                                                         viib(2)

                   Castle Energy Corporation and Subsidiaries
                       Proforma Consolidated Balance Sheet
                                 March 31, 1999
                     ("000's" Omitted Except Share Amounts)

                                                                                          Proforma
                                                                                         Adjustment:
                                                                          Historical        Asset
                                                                          (Unaudited)    Purchase (a)    Proforma
                                                                          -----------    -----------    -----------
                             ASSETS
Current assets
     Cash and cash equivalents                                            $    43,845    ($   20,886)   $    22,959
     Restricted cash                                                              924                           924
     Accounts receivable                                                        7,964                         7,964
     Marketable securities                                                        575                           575
     Prepaid transportation, net                                                  171                           171
     Prepaid expenses and other current assets                                    204                           204
     Prepaid gas purchases                                                                                        0
     Deferred income taxes                                                                                        0
     Note receivable - Penn Octane Corporation                                    100                           100
     Estimated realizable value of discontinued net refining assets             3,495                         3,495
                                                                          -----------    -----------    -----------
         Total current assets                                                  57,278        (20,886)        36,392
Property, plant and equipment, net:
     Natural gas transmission                                                      75                            75
     Furniture, fixtures and equipment                                            265                           265
Oil and gas properties, net (full cost method)                                  4,752         20,886         25,638
Gas contracts, net                                                              1,480                         1,480
Investment in preferred stock - Penn Octane                                       477                           477
Other assets                                                                       17                            17
                                                                          -----------    -----------    -----------
     Total assets                                                         $    64,344           --      $    64,344
                                                                          ===========    ===========    ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Dividends payable                                                    $       401                   $       401
     Accounts payable                                                           6,051                         6,051
     Accrued expenses                                                             825                           825
     Net refining liabilities retained                                          5,900                         5,900
                                                                          -----------                   -----------
         Total current liabilities                                             13,177                        13,177
     Other long-term liabilities                                                    1                             1
                                                                          -----------                   -----------
         Total liabilities                                                     13,178                        13,178
                                                                          -----------                   -----------
Commitments and contingencies
Stockholders' equity:
     Series B participating preferred stock; par value -
          $1.00; 10,000,000 shares authorized; no shares issued
     Common stock; par value - $0.50; 25,000,000 shares authorized;
          6,803,646                                                             3,402                         3,402
Additional paid-in capital                                                     67,122                        67,122
Retained earnings                                                              40,001                        40,001
                                                                          -----------                   -----------
                                                                              110,525                       110,525
Treasury stock at cost - 4,202,617 shares at March 31, 1999                   (59,359)                      (59,359)
                                                                          -----------                   -----------
     Total stockholders' equity                                                51,166                        51,166
                                                                          -----------                   -----------
     Total liabilities and stockholders' equity                           $    64,344                   $    64,344
                                                                          ===========                   ===========

                                                                         viib(2)
                                                                          2 of 2

                            Castle Energy Corporation
                Notes to the Proforma Consolidated Balance Sheet
                                 March 31, 1999
                                    Unaudited
                                ("000's" Omitted)


General

     Gives effect to the Purchase as though it occurred March 31, 1999.

     (a) Reflects estimated adjusted purchase price paid for oil and gas properties of AmBrit Energy Corp. as follows:


             Gross purchase price on effective date, 1/1/99           $22,000
             Anticipated purchase price adjustment, 1/1/99-5/31/99     (1,114)
                                                                     ---------
                                                                      $20,886
                                                                     =========

             Estimated adjusted purchase price                        $20,886
                                                                     =========

           A final accounting for the purchase price adjustment, taking into account revenues and expenses applicable to the period January 1, 1999 to May 31, 1999 that have still not yet been received or paid, will be made prior to September 1, 1999.

                                                                         viib(3)
                                                                          1 of 2


                   Castle Energy Corporation and Subsidiaries
                  Proforma Consolidated Statement of Operations
                          Year Ended September 30, 1998
                                   (Unaudited)
                     ("000's" Omitted Except Share Amounts)

                                                                                            Proforma Adjustments
                                                                                  --------------------------------------
                                                                                                  Oil & Gas
                                                                                                  Depletion
                                                                                                   and Full
                                                                                                     Cost       Interest
                                                                      Historical  Operations(1)  Write-Offs(2)  Income (3)
                                                                       ---------  -----------     ----------  ----------
Revenues:
   Natural gas marketing and transmission:
     Gas sales                                                           $70,001
                                                                       ---------

   Exploration and production:
     Oil and gas sales                                                     2,373       $8,999
     Well operations                                                         230          390
                                                                       ---------  -----------
                                                                           2,603        9,389
                                                                       ---------  -----------
                                                                          72,604        9,389
                                                                       ---------  -----------
Expenses:
   Natural gas marketing and transmission:
     Gas purchases                                                        43,254
     Operating costs                                                         (16)
     General and administrative                                               62
     Depreciation and amortization                                         9,462
     Transportation                                                        1,539
                                                                       ---------
                                                                          54,301
                                                                       ---------
   Exploration and production:
     Oil and gas production                                                  775        3,629
     General and administrative                                              992
     Impairment of oil and gas properties                                               1,716        ($1,716)
     Depreciation, depletion and amortization                                423        4,414         (1,330)
                                                                       ---------  -----------     ----------
                                                                           2,190        9,759         (3,046)
                                                                       ---------  -----------     ----------
   Corporate general and administrative expenses                           3,081        1,472
                                                                       ---------  -----------     ----------
                                                                          59,572       11,231         (3,046)
                                                                       ---------  -----------     ----------

Operating income (loss)                                                   13,032       (1,842)        (3,046)
                                                                       ---------  -----------     ----------

Other income (expense):
   Interest income                                                         2,271                                 ($1,044)
   Other income (expense)                                                    (41)
   Interest expense                                                           (2)
                                                                       ---------  -----------     ----------  ----------
                                                                           2,228                                  (1,044)
                                                                       ---------  -----------     ----------  ----------

Net income (loss) before provision for (benefit of) income taxes          15,260       (1,842)        (3,046)     (1,044)
                                                                       ---------  -----------     ----------  ----------
   Provision for income taxes:
     State                                                                    40
     Federal                                                               1,164
                                                                       ---------
                                                                           1,204
                                                                       ---------  -----------     ----------  ----------
Net income (loss)                                                        $14,056      ($1,842        ($3,046)    ($1,044)
                                                                       =========  ===========     ==========  ==========

Net income (loss) per share:
     Basic                                                                 $3.71       ($0.49)         $0.80      ($0.28)
                                                                       =========  ===========     ==========  ==========
     Diluted                                                               $3.66       ($0.48)         $0.79      ($0.27)
                                                                       =========  ===========     ==========  ==========
Weighted average number of common and common
     equivalent shares outstanding:
     Basic                                                             3,790,100    3,790,100      3,790,100   3,790,100
                                                                       =========  ===========     ==========  ==========
     Diluted                                                           3,837,903    3,837,903      3,837,903   3,837,903
                                                                       =========  ===========     ==========  ==========

                                                                         viib(3)
                                                                       continued

                   Castle Energy Corporation and Subsidiaries
                  Proforma Consolidated Statement of Operations
                          Year Ended September 30, 1998
                                   (Unaudited)
                     ("000's" Omitted Except Share Amounts)

                                                                           Tax
                                                                        Effects (4)      Proforma
                                                                       ----------        ---------
Revenues:
   Natural gas marketing and transmission:
     Gas sales                                                                             $70,001
                                                                                         ---------

   Exploration and production:
     Oil and gas sales                                                                      11,372
     Well operations                                                                           620
                                                                                         ---------
                                                                                            11,992
                                                                                         ---------
                                                                                            81,993
                                                                                         ---------
Expenses:
   Natural gas marketing and transmission:
     Gas purchases                                                                          43,254
     Operating costs                                                                           (16)
     General and administrative                                                                 62
     Depreciation and amortization                                                           9,462
     Transportation                                                                          1,539
                                                                                         ---------
                                                                                            54,301
                                                                                         ---------
   Exploration and production:
     Oil and gas production                                                                  4,404
     General and administrative                                                                992
     Impairment of oil and gas properties
     Depreciation, depletion and amortization                                                3,507
                                                                                         ---------
                                                                                             8,903
                                                                                         ---------
   Corporate general and administrative expenses                                             4,553
                                                                                         ---------
                                                                                            67,757
                                                                                         ---------

Operating income (loss)                                                                     14,236
                                                                                         ---------

Other income (expense):
   Interest income                                                                           1,227
   Other income (expense)                                                                      (41)
   Interest expense                                                                             (2)
                                                                                         ---------
                                                                                             1,184
                                                                                         ---------

Net income (loss) before provision for (benefit of) income taxes                            15,420
                                                                                         ---------
   Provision for income taxes:
     State                                                                                      40
     Federal                                                                   $8            1,172
                                                                       ----------        ---------
                                                                                8            1,212
                                                                       ----------        ---------
Net income (loss)                                                             ($8)         $14,208
                                                                       ==========        =========

Net income (loss) per share:
     Basic                                                                 ($0.00)           $3.75
                                                                       ==========        =========
     Diluted                                                               ($0.00)           $3.70
                                                                       ==========        =========
Weighted average number of common and common
     equivalent shares outstanding:
     Basic                                                              3,790,100        3,790,100
                                                                       ==========        =========
     Diluted                                                            3,837,903        3,837,903
                                                                       ==========        =========

                                                                         viib(3)
                                                                          2 of 2


                           Castle Energy Corporation
          Notes to the Proforma Consolidated Statements of Operations
                         Year Ended September 30, 1998
                                   Unaudited
                               ("000's" Omitted)

General

   Gives effect to the Purchase as though it occurred October 1, 1997.

   1. Reflects the operating results of AmBrit converted to U.S. generally accepted accounting principles. The Company purchased all of AmBrit's oil and gas properties.

      A reconciliation of AmBrit's operating loss per United Kingdom generally accepted accounting principles ("GAAP") to AmBrit's operating loss per United States generally accepted accounting principles is as follows:



             Operating loss - United Kingdom GAAP               ($3,541)
             Impairment of oil/gas properties                       774
             Depletion, depreciation and amortization              (194)
                                                                --------
             Operation loss - United States GAAP                ($2,961)
                                                                ========

   2. Represents decreases in depletion, depreciation and amortization and in full cost asset impairment that would result if both of these calculations were made on a consolidated rather than a separate company basis. The resulting decrease in depreciation, depletion and amortization results from increases in oil and gas prices and resulting economic reserves. The decrease in asset impairment results for the same reason and because the excess full cost ceiling book value of the Company's other oil and gas assets offsets the deficient full cost ceiling book value related to the AmBrit oil and gas assets.

   3. Represents the estimated loss of interest income as a result of the payment of the $20,886 adjusted purchase price on October 1, 1997. The weighted average interest rate was assumed to be 5%.

   4. Represents the additional tax provision related to adjustments #1-#3. Due to tax carryforwards, the Company's effective tax rate is only 2% - representing Federal alternative minimum taxes.

                                                                         viib(4)
                                                                          1 of 2
                   Castle Energy Corporation and Subsidiaries
                  Proforma Consolidated Statement of Operations
                For the Period October 1, 1998 to March 31, 1999
                                   (Unaudited)
                     ("000's" Omitted Except Share Amounts)

                                                                                                 Proforma Adjustments
                                                                                          -------------------------------------

                                                                                                        Oil & Gas
                                                                                                       Depreciation
                                                                                                           And        Interest
                                                                             Historical  Operations (1) Depletion (2) Income (3)
                                                                              ---------   ---------     ---------    ----------
Revenues:
    Natural gas marketing and transmission:
      Gas sales                                                                 $42,152
                                                                              ---------

    Exploration and production:
      Oil and gas sales                                                             972      $4,455
      Well operations                                                               177         183
                                                                              ---------   ---------
                                                                                  1,149       4,638
                                                                              ---------   ---------
                                                                                 43,301       4,638
                                                                              ---------   ---------
Expenses:
    Natural gas marketing and transmission:
      Gas purchases                                                              26,264
      Operating costs                                                               953
      Depreciation and amortization                                                 156
      Transportation                                                              4,731
                                                                              ---------
                                                                                 32,104
                                                                              ---------
    Exploration and production:
      Oil and gas production                                                        481       1,887
      General and administrative                                                    396
      Impairment of oil and gas properties                                                    1,716       ($1,716)
      Depreciation, depletion and amortization                                      149       2,377          (838)
                                                                              ---------   ---------     ---------
                                                                                  1,026       5,980        (2,554)
                                                                              ---------   ---------     ---------
    Corporate general and administrative expenses                                 1,891         780
                                                                              ---------   ---------     ---------
                                                                                 35,021       6,760        (2,554)
                                                                              ---------   ---------     ---------

Operating income (loss)                                                           8,280      (2,122)        2,554
                                                                              ---------   ---------     ---------

Other income (expense):
    Interest income                                                                 945                                   ($522)
    Other income (expense)                                                           34
                                                                              ---------   ---------     ---------    ----------
                                                                                    979                                    (522)
                                                                              ---------   ---------     ---------    ----------

Net income (loss) before provision for (benefit of) income taxes                  9,259      (2,122)        2,554          (522)
                                                                              ---------   ---------     ---------    ----------
    Provision for income taxes:
      State                                                                          78
      Federal                                                                     2,732
                                                                              ---------
                                                                                  2,810
                                                                              ---------   ---------     ---------    ----------
Net income (loss)                                                                $6,449     ($2,122)       $2,554         ($522)
                                                                              =========   =========     =========    ==========

Net income (loss) per share:
      Basic                                                                       $2.24      ($0.73)        $0.89        ($0.18)
                                                                              =========   =========     =========    ==========
      Diluted                                                                     $2.20      ($0.72)        $0.87        ($0.18)
                                                                              =========   =========     =========    ==========
Weighted average number of common and common
      equivalent shares outstanding:
      Basic                                                                   2,884,921   2,884,921     2,884,921     2,884,921
                                                                              =========   =========     =========    ==========
      Diluted                                                                 2,936,124   2,936,124     2,936,124     2,936,124
                                                                              =========   =========     =========    ==========

                                                                         viib(4)
                                                                       continued
                   Castle Energy Corporation and Subsidiaries
                  Proforma Consolidated Statement of Operations
                For the Period October 1, 1998 to March 31, 1999
                                   (Unaudited)
                     ("000's" Omitted Except Share Amounts)

                                                                                  Tax
                                                                                Effects (4)  Proforma
                                                                                ---------    ---------
Revenues:
    Natural gas marketing and transmission:
      Gas sales                                                                                $42,152
                                                                                             ---------

    Exploration and production:
      Oil and gas sales                                                                          5,427
      Well operations                                                                              360
                                                                                             ---------
                                                                                                 5,787
                                                                                             ---------
                                                                                                47,939
                                                                                             ---------
Expenses:
    Natural gas marketing and transmission:
      Gas purchases                                                                             26,264
      Operating costs                                                                              953
      Depreciation and amortization                                                                156
      Transportation                                                                             4,731
                                                                                             ---------
                                                                                                32,104
                                                                                             ---------
    Exploration and production:
      Oil and gas production                                                                     2,368
      General and administrative                                                                   396
      Impairment of oil and gas properties
      Depreciation, depletion and amortization                                                   1,688
                                                                                             ---------
                                                                                                 4,452
                                                                                             ---------
    Corporate general and administrative expenses                                                2,671
                                                                                             ---------
                                                                                                39,227
                                                                                             ---------

Operating income (loss)                                                                          8,712
                                                                                             ---------

Other income (expense):
    Interest income                                                                                423
    Other income (expense)                                                                          34
                                                                                             ---------
                                                                                                   457
                                                                                             ---------

Net income (loss) before provision for (benefit of) income taxes                                 9,169
                                                                                             ---------
    Provision for income taxes:
      State                                                                                         78
      Federal                                                                        ($18)       2,714
                                                                                ---------    ---------
                                                                                      (18)       2,792
                                                                                ---------    ---------
Net income (loss)                                                                     $18       $6,377
                                                                                =========    =========

Net income (loss) per share:
      Basic                                                                        ($0.01)       $2.21
                                                                                =========    =========
      Diluted                                                                      ($0.01)       $2.16
                                                                                =========    =========
Weighted average number of common and common
      equivalent shares outstanding:
      Basic                                                                     2,884,921    2,884,921
                                                                                =========    =========
      Diluted                                                                   2,936,124    2,936,124
                                                                                =========    =========

                                                                         viib(4)
                                                                          2 of 2
                            Castle Energy Corporation
           Notes to the Proforma Consolidated Statements of Operations
                For The Period October 1, 1998 to March 31, 1999
                                    Unaudited
                                ("000's" Omitted)

General

            Gives effect to the Purchase as though it occurred October 1, 1998.

            1. Reflects the operating results of AmBrit for the six months ended March 31, 1999. The Company purchased all of AmBrit's oil and gas properties.

                A reconciliation of AmBrit's operating loss per United Kingdom's generally accepted accounting principles ("GAAP") to AmBrit's operating loss per United States generally accepted accounting principles ("GAAP") is as follows:

                      Operating loss - United Kingdom GAAP          ($2,799)
                      Impairment of oil/gas properties                  774
                      Depletion, depreciation and amortization          (97)
                                                                    --------
                      Operation loss - United States GAAP           ($2,122)
                                                                    ========

            2. Represents decreases in depletion, depreciation and amortization and in full cost asset impairment that would result if both of these calculations were made on a consolidated rather than a separate company basis. The resulting decreases in depreciation, depletion and amortization results from increases in oil and gas prices and resulting economic reserves. The decrease in asset impairment results for the same reason and because the excess full cost ceiling book value of the Company's other oil and gas assets offsets deficient full cost ceiling book value related to the AmBrit oil and gas assets.

            3. Represents the estimated loss of interest income as a result of the payment of the $20,886 adjusted purchase price on October 1, 1998. The weighted average interest rate was assumed to be 5%.

            4. Represents the additional tax provision related to adjustments #1-#3. Due to tax carryforwards, the Company's effective tax rate is only 2% - representing Federal alternative minimum taxes.

                                                                         viib(5)
             Reconciliation Between UK and US Accounting Principles
                                   (Unaudited)
                                ("000's" Omitted)

The accounts of AmBrit Energy Corp. are prepared in accordance with generally accepted accounting principles applicable in the UK (UK GAAP) which differ in certain significant respects from those applicable in the US (US GAAP).

The following is a summary of the material adjustments to profit and shareholders' equity which would be required had the accounts been prepared under US rather than UK GAAP.

                                                                   Year Ended December 31,
                                                                  ------------------------
                                                                    1998           1997
                                                                  ---------      ---------
Effect on profit                                                   ($3,541)        $1,507
(Loss) profit after taxation under UK GAAP
US GAAP adjustments:
     Impairment of long-lived assets (a)                               774
     Unit of production adjustment (b)                                (194)          (140)
                                                                  ---------      ---------
Approximate net (loss) profit under US GAAP                        ($2,961)        $1,367
                                                                  =========      =========

Effect on shareholders' equity
Shareholders' equity under UK GAAP                                  $7,877        $11,418
US GAAP adjustments:
     Impairment of long-lived assets (a)                               774
     Unit of production adjustment (b)                                (202)            (8)
                                                                  ---------      ---------
Approximate shareholders' equity as stated under US GAAP            $8,449        $11,410
                                                                  =========      =========

(a) Under UK GAAP, FRS 11 "Impairment of Fixed Assets and Goodwill" requires the Company to perform an impairment review, comparing the carrying amount of the fixed assets with its recoverable amount based on a discounted cash flow model using a discount rate appropriate to the circumstances of the business and making appropriate estimates of all the expected cash flows which are attributable to that asset. Under US GAAP there are specific regulations governing the performance of a "Ceiling Test" for impairment of oil and gas assets, which require the Company to perform the cash flow based on current pricing and a discount factor of ten percent. The application of the two different models results in a different net book value for the Company's oil and gas assets.

(b) Under both UK GAAP and US GAAP depletion is calculated on a unit of production basis. However, as reported in (a) above, different pricing assumptions are applied to the reserves recoverable in future years. As a result, the commercially viable reserves differ under US GAAP giving rise to a different unit of production charge for depletion.

     In addition additional or different disclosure would be required under US GAAP. In particular, disclosure, would be required of supplementary information for oil and gas producing activities including estimated quantities of proved oil and gas reserves, analyses of expenditures and standardized measures of discounted future cash flows attributable to the Company's proved oil and gas reserves.